Exhibit (23)(b)

                      [Letterhead of KPMG Peat Marwick LLP]





                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Pacific Capital Bancorp:




         We consent to incorporation by reference in the Amendment No. 1 to the registration statement on Form S-4 of Santa Barbara Bancorp of our report dated January 23, 1998, relating to the consolidated balance sheets of Pacific Capital Bancorp and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997.

         In addition, we consent to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus which is included in the Amendment No. 1 to the registration statement on Form S-4.


                                                     /s/ KPMG Peat Marwick LLP
                                                     ---------------------------
                                                     KPMG Peat Marwick LLP



Mountain View, California
October 30, 1998